As filed with the Securities and Exchange Commission on March 21, 1996
                                        Registration Statement No. 33-53826
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           ________________________
                                Post-Effective
                                Amendment No. 1
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                           ________________________

                                 CONAGRA, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                             47-0248710
             (State or other                     (I.R.S. Employer
            jurisdiction of                    Identification No.)
    incorporation or organization)

                               One ConAgra Drive
                          Omaha, Nebraska  68102-5001
                                (402) 595-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              James P. O'Donnell
               Senior Vice President and Chief Financial Officer
                                 ConAgra, Inc.
                               One ConAgra Drive
                          Omaha, Nebraska  68102-5001
                                (402) 595-4000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                            ______________________
                                  Copies to:

                              David L. Hefflinger
                     McGrath, North, Mullin & Kratz, P.C.
                                  Suite 1400
                            One Central Park Plaza
                               Omaha, NE  68102
                            ______________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /____/

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     ConAgra, Inc. herewith removes from registration by means of this Post-Effective Amendment to Registration Statement on Form S-3 (No. 33-53826) the shares of ConAgra common stock, par value $5.00, owned by certain stockholders of ConAgra which remain unsold and subject to the Registration Statement, and the registration and offering of such shares pursuant to the Registration Statement is herewith terminated. The shares of ConAgra common stock were issued to such stockholders in connection with ConAgra's acquisition of the J.M. Swank Company, Inc. and Klein Bros., Ltd.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 21st day of March, 1996.

                                   CONAGRA, INC.

                                        /s/ Philip B. Fletcher
                                   By:____________________________
                                      Philip B. Fletcher
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of March, 1996.

            SIGNATURE                        TITLE

/s/ Philip B. Fletcher
__________________________________      Chief Executive Officer
Philip B. Fletcher

/s/ James P. O'Donnell
__________________________________      Senior Vice President
James P. O'Donnell                      and Chief Financial Officer

/s/ Kenneth DiFonzo
__________________________________      Vice President and Controller
Kenneth DiFonzo                         (Principal Accounting Officer)

C. M. Harper*                           Director
Robert A. Krane*                        Director
Gerald Rauenhorst*                      Director
Carl E. Reichardt                       Director
Ronald W. Roskens                       Director
Marjorie M. Scardino                    Director
Walter Scott, Jr.*                      Director
William G. Stocks*                      Director
Jane J. Thompson                        Director
Frederick B. Wells*                     Director
Thomas R. Williams*                     Director
Clayton K. Yeutter                      Director

* Philip B. Fletcher, by signing his name hereto, signs the Post-Effective Amendment to Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Philip B. Fletcher to sign this Registration Statement on behalf of each of the indicated Directors of ConAgra, Inc. has been previously filed.

                                   /s/ Philip B. Fletcher
                              By:________________________________
                                   Philip B. Fletcher
                                   Attorney-in-Fact